Exhibit 99.1

Celularity Receives Orphan Drug Designation from U.S. FDA for its NK Cell Therapy CYNK-101 in Development for the First-Line Treatment of Advanced HER2/neu Positive Gastric and Gastroesophageal Junction Cancers

CYNK-101 is an investigational genetically modified NK cell therapy designed to synergize with antibody therapeutics for difficult to treat cancers of high unmet medical need

Phase 1/2a clinical trial will evaluate the safety and preliminary efficacy of CYNK-101 in combination with standard chemotherapy, trastuzumab and pembrolizumab as a first-line treatment in advanced HER2/neu positive gastric and gastroesophageal junction cancer

Fifth designation received by Celularity within twelve months from the FDA

FLORHAM PARK, N.J., – February 15, 2022 — Celularity Inc. (Nasdaq: CELU) (Celularity), a clinical-stage biotechnology company developing placental-derived off-the-shelf allogeneic cell therapies, today announced the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation for its investigational natural killer (NK) cell therapy, CYNK-101, for treatment of gastric/gastroesophageal junction cancer. CYNK-101 is being developed as a first-line treatment in combination with standard chemotherapy, trastuzumab and pembrolizumab in patients with locally advanced unresectable or metastatic HER2/neu positive gastric or gastroesophageal junction (G/GEJ) adenocarcinoma. CYNK-101 is an investigational genetically modified NK cell therapy designed to synergize with approved antibody therapeutics through enhanced antibody-dependent cellular cytotoxicity (ADCC).

“This designation underscores the significant unmet need for these patients and CYNK-101’s potential in a new first-line treatment strategy,” said Robert Hariri, M.D., Ph.D., Founder, Chairman and Chief Executive Officer of Celularity. “We are grateful for the FDA’s recognition of this potential treatment paradigm through Orphan Drug Designation and Fast Track designation, which we received earlier this year. At Celularity, we are committed to forging new treatment strategies that leverage the unique properties of placental-derived cellular therapies to improve the lives of patients with this difficult-to-treat cancer.”

Andrew Pecora, M.D., President of Celularity, added, “The addition of cleavage-resistant CD16 significantly augments the antibody-dependent activity of our natural killer cell therapy. To date, we have seen promising clinical data from our unmodified NK cellular therapies and believe this genetically modified construct has significant potential in a range of indications. In our Phase 1/2a clinical trial of CYNK-101, we are excited to explore a multipronged strategy of our NK cells and activated T cells through check point inhibition to potentially enhance overall outcomes achieved with traditional chemotherapy and Traztuzumab in HER2/neu positive G/GEJ adenocarcinoma.”

This is the fifth designation received by Celularity from the FDA in the past 12 months and follows fast track designations for CYNK-101, in development for the first-line treatment of advanced HER2/neu positive G/GEJ cancers, and CYNK-001, an unmodified investigational NK cell therapy in development for the treatment of acute myeloid leukemia and in development for the treatment of recurrent glioblastoma multiforme, as well as orphan drug designation for CYNK-001 for the treatment of malignant gliomas.

About Orphan Drug Designation

The Orphan Drug Act (ODA) provides incentives to encourage biotechnology and pharmaceutical companies to develop drugs for rare diseases and conditions. To qualify for orphan designation, both the drug and the condition must meet criteria specified in the ODA and FDA’s implementing regulations. Orphan designation qualifies the drug sponsor for development incentives including tax credits for qualified expenses, exemption from the FDA user fee, and the potential for seven years of exclusivity for a drug that obtains approval.

About Gastric Cancer

Gastric cancer is the fifth most common cancer worldwide. Despite recent improvements in treatment quality and options, advanced gastric cancer remains one of the hardest to cure cancers, with a median overall survival (OS) of 10–12 months and a five-year OS of approximately 5–20%.

About CYNK-101

Celularity’s lead therapeutic candidate based on its placental-derived genetically modified NK cell type is CYNK-101, an allogeneic, off-the-shelf human placental CD34+-derived NK cell product genetically modified to express high-affinity and cleavage-resistant CD16 (FCGRIIIA) variant to drive antibody-dependent cell-mediated cytotoxicity. Currently CYNK-101 is being developed as a treatment in combination with standard chemotherapy, trastuzumab and pembrolizumab for HER2 positive overexpressing gastric or gastroesophageal junction adenocarcinoma. The safety and efficacy of CYNK-101 have not been established, and CYNK-101 has not been approved for any use by the FDA or any other analogous regulatory authority.

About Celularity

Celularity Inc. (Nasdaq: CELU) headquartered in Florham Park, N.J., is a clinical stage biotechnology company leading the next evolution in cellular medicine by developing allogeneic cryopreserved off-the-shelf placental-derived cell therapies, including therapeutic programs using unmodified natural killer (NK) cells, genetically modified NK cells, T-cells engineered with a CAR (CAR T-cells), and mesenchymal-like adherent stromal cells (ASCs). These therapeutic programs target indications in cancer, infectious and degenerative diseases. In addition, Celularity develops and manufactures innovative biomaterials also derived from the postpartum placenta. Celularity believes that by harnessing the placenta’s unique biology and ready availability, it can develop therapeutic solutions that address significant unmet global needs for effective, accessible, and affordable therapies.

To learn more, visit celularity.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as well as within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. The forward-looking statements in this press release include, statements regarding the Phase 1/2a clinical trial of CYNK-101, CYNK-101’s ability to improve clinical outcomes, CYNK-101’s ability to complement and synergize with a range of antibody treatment strategies, and the ability to combine the advantages of placental-derived cellular therapies with approved treatment strategies, among others. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the risk that CYNK-101 does not complement and synergize with a range of antibody treatment strategies, the risk that CYNK-101 will have limited success targeting HER2 in combination with chemotherapy, the risk that preclinical studies may not have the same results in clinical trials, along with the inherent risks in biotechnological development, including with respect to the development of novel cellular therapies, and the clinical trial and regulatory approval process; and risks associated with developments relating to Celularity’s competitors and industry, along with those risk factors set forth under the caption “Risk Factors” in Celularity’s prospectus filed with the Securities and Exchange Commission (SEC) on August 12, 2021 and other filings with the SEC. These risks and uncertainties may be amplified by the ongoing COVID- 19 pandemic. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Celularity does not presently know, or that Celularity currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, these forward-looking statements reflect Celularity’s current expectations, plans, or forecasts of future events and views as of the date of this communication. Subsequent events and developments could cause assessments to change. Accordingly, forward-looking statements should not be relied upon as representing Celularity’s views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Celularity Investor Contacts:

Carlos Ramirez SVP, Investor Relations

Celularity Inc.

carlos.ramirez@celularity.com